EXHIBIT 99.1

                                                                            NEWS
                                                          FOR IMMEDIATE RELEASE:

FOR IMMEDIATE RELEASE



                        THE PRODUCERS ENTERTAINMENT GROUP
                     TO FORM INVESTMENT LIMITED PARTNERSHIP


Los Angeles, April 27, 1999 - The Producers Entertainment Group Ltd. (NASDAQ:
TPEG; BSE: TPG) announced today that it plans to form a Limited Partnership (IATR Internet Investments, L.P. #1) and to offer to accredited investors only units in the Limited Partnership. The offering will be made on a best effort basis. The Company plans to sell a minimum of $5 million and a maximum of $20 million of Limited Partnership units.

The Partnership, of which TPEG will be the General Partner, will offer units to a limited number of accredited investors, at a price of $100,000 per unit. Each unit will be divided into a Limited Partnership interest of $90,000 and an equity investment in TPEG Common Stock of $10,000. TPEG will immediately reinvest the proceeds it receives into the Partnership, giving the Company a 10% interest.

The purpose of the offering is to raise capital to invest in Internet and e-commerce related companies.

The Limited Partnership interests have not been registered under the Securities Act and may not be offered or sold in the United States, absent registration or an applicable exemption from the registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy a Limited Partnership interest, nor shall there be any sale of the Limited Partnership interests in any state in which such an offer, solicitation or sale would be unlawful prior to the qualification of such Limited Partnership interests under the appropriate securities laws of any such state. Offers of units in the Limited Partnership will be made only by means of an offering memorandum.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements relate to, among other things, the successful consummation of the private placement. These forward-looking statements involve risks and uncertainties. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including


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the failure to attract investors. This and other risk factors are discussed in the Company's filings with the Securities and Exchange Commission (including the Company's Annual Report on Form 10-KSB). The Company undertakes no obligation to publicly update or revise the forward-looking statements whether as a result of new information, future events or otherwise.

                                       ###


Contact:  Irwin Meyer
          (323) 634-8634